Exhibit 10.1

Form of Extension Request

To: National Westminster Bank Plc as Agent

From: Innospec Inc.

Dated: 25 August 2020

Dear Sirs

Innospec Inc. – Facility Agreement dated 26 September 2019 (Facility Agreement)

1.

We refer to the Facility Agreement. This is an Extension Request. Terms defined in the Facility Agreement have the same meaning in this Extension Request unless given a different meaning in this Extension Request.

2.	We wish to extend the Termination Date to 26 September 2024.

3.	This Extension Request is irrevocable.

4.	We kindly request that you refer this matter to the Lenders in accordance with clause 7.2 of the Facility Agreement.

Yours faithfully,

Excerpt from email from National Westminster Bank Plc as Agent

Sent: 16 September 2020 10:39

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Subject: RE: [External] Facility Extension Request

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as Agent I’m pleased to confirm the Termination Date is now extended to 26 September 2024 in line with Cl 7.3 of the SFA.

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